Don Kimble Vice Chairman and Chief Financial Officer Chris Gorman Chairman and Chief Executive Officer Goldman Sachs 2022 U.S. Financial Services Conference Clark Khayat Executive Vice President and Chief Strategy Officer Exhibit 99.1

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control). Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2021, and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity”, “pre-provision net revenue”, and “cash efficiency ratio”. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measure, please refer to the appendix of this presentation, Key’s 2021 Form 10-K, page 46 of our Form 10-Q dated September 30, 2022, or as otherwise specifically noted on the slide containing such non-GAAP financial measure. GAAP: Generally Accepted Accounting Principles 2 Forward-looking Statements and Additional Information

Driving Sustainable Growth and Returns

Building on our strong foundation and executing on our targeted scale strategy to deliver sound, profitable growth

Driving Positive Operating Leverage

Unique business model with targeted growth opportunities

- Focus on targeted client segments: healthcare/Laurel Road, renewables, and affordable
- Supporting clients with on and off-balance sheet solutions: record $39Bn capital raised[1]

Well-positioned for the interest rate environment

- Strong liquidity and funding with stable, low-cost deposits, and wholesale funding options
- Short duration of swaps and Treasuries provides ongoing upside with higher rates

Continuing to invest while managing expenses

- Investing in teammates, digital, and niche businesses to accelerate growth
- Laurel Road expansion, GradFin acquisition, new Embedded Banking capabilities

Maintaining strong credit quality and capital

- Strong risk culture and disciplined underwriting: well-positioned for potential recession
- Managing capital consistent with capital priorities

Delivering on Long-Term Targets:

Moderate risk profile: *NCO ratio of 40-60 bps through cycle*

*YTD22 net charge-offs to average loans of **15 bps***

ROTCE[2]: *16% - 19%*



9%
18%
2012
YTD22

Positive operating leverage

*Delivered **8** of the last **9** years*

Cash efficiency ratio[2]: *54% - 56%*



68%
60%
2012
YTD22

ROTCE = Return on tangible common equity

(1) 3Q22; (2) Non-GAAP measure: see 2016 Form 10-K for reconciliation of the 2012 measure and the appendix of this presentation for reconciliation of year-to-date 2022 measure

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Appendix

4Q22 Outlook 4Q22 (vs. 3Q22) as of 12/6/2022 5 Average Balance Sheet Loans: up 2% - 4% Deposits: up 1% - 3% Solid loan growth, driven primarily by commercial balances Deposit growth reflects seasonality and focus on primacy Net Interest Income (TE) Net interest income: up 4% - 6% Benefit from strong deposit base and positioning for interest rates Noninterest Income Noninterest income: down 1% - 3% Outlook provided on 10/20/22: up 1% - 3% Reflects lower capital markets activity – Investment banking fees expected to be up modestly from 3Q Planned reduction in Service Charges related to NSF/OD fee changes Noninterest Expense Noninterest expense: high end of 1% - 3% range Outlook provided on 10/20/22: up 1% - 3% Reflects pension settlement charge, charges related to reduction of office space and higher incentive compensation related to relative share price change Credit Quality Net charge-offs to average loans: lower end of 15 – 25 bps range Strong credit quality and disciplined underwriting Provision will reflect more cautious economic outlook (updated Moody’s consensus scenario) Taxes GAAP tax rate: ~19% Long-term Targets Positive operating leverage Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps ROTCE: 16% - 19% Cash efficiency ratio: 54% - 56% 4Q22 Business Trends

GAAP to Non-GAAP Reconciliation $ in millions 6